Exhibit 3.115

ARTICLES OF INCORPORATION

OF

REM PROPERTIES, INC.

The undersigned, being of full age and for the purpose of forming a corporation under Minnesota Statutes Chapter 302A, does hereby adopt the following Articles of Incorporation:

ARTICLE I

The name of this corporation shall be REM Properties, Inc.

ARTICLE II

The location and address of this corporation’s registered office in this state shall be 6921 York Avenue Avenue South, Edina, Minnesota 55435.

ARTICLE III

The total authorized shares of this corporation shall consist of one Million (1,000,000) voting common shares. The common stock of this corporation shall have a par value of one cent per share solely for the purpose of a statute or regulation imposing a tax or fee based upon the capitalization of the corporation, and a par value fixed by the Board of Directors for the purposes of a statute or regulation requiring the shares of the corporation to have a par value.

ARTICLE IV

Shareholders shall have no rights of cumulative voting.

ARTICLE V

Shareholders shall have no rights, preemptive or otherwise, to acquire any part of any unissued shares or other securities of this corporation or of any rights to purchase shares or other securities of this corporation before the corporation may offer them to other persons.

ARTICLE VI

The name and address of the incorporator of this corporation is:

Nancy G. Barber Walden

3400 City Center

Minneapolis, Minnesota 55402

ARTICLE VII

The Board of Directors of this corporation shall consist of four (4) directors or such other number of directors as shall be fixed in the manner provided in the By-Laws of this corporation.

ARTICLE VIII

Any action required or permitted to be taken at a meeting of the Board of Directors may be taken by written action signed by all of the directors then in office, unless the action is one which need not be approved by the shareholders, in which case such action shall be effective if signed by the number of directors that would be required to take the same action at a meeting at which all directors were present.

IN WITNESS WHEREOF, the undersigned has set his hand this 28 day of December, 1984.

/s/ Nancy G. Barber Walden

Nancy G. Barber Walden

STATE OF MINNESOTA

)

) ss.
COUNTY OF HENNEPIN	)

The foregoing instrument was acknowledged before me this 28th day of December, 1984, by Nancy G. Barber Walden.

/s/ Sally J. Baril

Notary Public, Ramsey County, MN

My Commission Expires:

ARTICLES OF AMENDMENT

OF THE ARTICLES OF INCORPORATION

OF REM PROPERTIES, INC.

The undersigned, Robert E. Miller, President and Craig R. Miller, Secretary of REM Properties, Inc., a Minnesota corporation, pursuant to Minnesota Statutes Section 302A.139, hereby certify that the following is a true and complete statement of an Amendment of the Articles of Incorporation adopted by written action of the sole shareholder of the corporation on 3-12, 1987:

RESOLVED, That Article I of the Articles of Incorporation of this corporation be amended to read as follows:

ARTICLE I

The name of this corporation shall be REM-Jackson, Inc.

/s/ Robert E. Miller
Robert E. Miller, President

/s/ Craig R. Miller
Craig R. Miller, Secretary

Subscribed and sworn to before me this 12 day of March, 1987.

/s/ Tina M. Chapman

ARTICLES OF AMENDMENT
OF THE ARTICLES OF INCORPORATION OF
REM-JACKSON, INC.

The undersigned, Robert E. Miller, President and Craig R. Miller, Secretary of REM-Jackson, Inc., a Minnesota corporation, pursuant to Minnesota Statutes Section 302A.139, hereby certify that the following is a true and complete statement of an Amendment of the Articles of Incorporation adopted by unanimous written action of the shareholders of the corporation on August 13th, 1987.

RESOLVED, That the Articles of Incorporation of this corporation be amended by the addition thereto of the following Article IX:

ARTICLE IX

A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for (i) liability based on a breach of the duty of loyalty to the corporation or the shareholders; (ii) liability for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) liability under Sections 3C2A.559 or 80A.23 of the Minnesota Statutes, (iv) liability for any transaction from which the director derived an improper personal benefit, or (v) liability for any act or omission occurring prior to the date when this Article becomes effective. If Chapter 302A, the Minnesota Business Corporation Act, hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Chapter 302A, the Minnesota Business Corporation Act. Any repeal or modification of this Article by the shareholders of the corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.

/s/ Robert E. Miller

Robert E. Miller, President

/s/ Craig R. Miller

Craig R. Miller, Secretary

Subscribed and sworn to before me this 13th day of August, 1987.

/s/ Lisa Ellis

ARTICLES OF AMENDMENT

OF THE

ARTICLES OF INCORPORATION

OF

REM-JACKSON, INC.

The undersigned, Thomas E. Miller, President and Craig R. Miller, Secretary of REM-Jackson, Inc., a Minnesota corporation, pursuant to Minnesota Statutes Section 302A.139, hereby certify that the following is a true and complete statement of an Amendment of the Articles of Incorporation adopted by written action of the sole shareholder of the corporation on 6-7, 1988:

RESOLVED, That Article I of the Articles of Incorporation of this corporation be amended to read as follows:

ARTICLE I

The name of this corporation shall be REM-South Central Services, Inc.

/s/ Thomas E. Miller

Thomas E. Miller, President

/s/ Craig R. Miller
Craig R. Miller, Secretary

Subscribed and sworn to before me this 7 day of June, 1988.

/s/ Tina Chapman

ARTICLES OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

REM-SOUTH CENTRAL SERVICES, INC.

I, the undersigned, as Vice President of REM-South Central Services, Inc., a Minnesota corporation, do hereby certify that the sole shareholder of the corporation has resolved to amend the Articles of Incorporation in accordance with the following resolution(s).

RESOLVED, That Article I of the Articles of Incorporation of this corporation be amended as follows:

ARTICLE I

The name of this corporation shall REM South Central Services, Inc.

FURTHER RESOLVED, That Douglas V. Miller, the Vice President of this corporation, be, and hereby is, authorized and directed to make and execute Articles of Amendment embracing the foregoing resolution(s) and to cause such Articles of Amendment to be filed with the office of the Secretary of State of the State of Minnesota.

I FURTHER CERTIFY that the foregoing amendment has been adopted pursuant to chapter 302A.  Minnesota Statutes.

IN WITNESS WHEREOF, I have hereunto subscribed my name this 23rd day December, 1999.

/s/ Douglas V. Miller